UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 14, 2006

ACCELRYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-27118	33-0557266
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	file number	identification number)

10188 Telesis Court, San Diego, California 92121-1761

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 799-5000

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On June 14, 2006, the Company entered into an Employment Transition and Separation Agreement (the “Agreement”) with Mr. David Sankaran, its Senior Vice President and Chief Financial Officer.  Pursuant to the Agreement, Mr. Sankaran is terminating his employment and resigning as the Company’s Senior Vice President and Chief Financial Officer, effective August 31, 2006.  Pursuant to the Agreement, Mr. Sankaran released all claims against the Company, agreed not to solicit the Company’s employees for a period of two years, and agreed to remain the Company’s Chief Financial Officer through August 31, 2006.  The Company agreed to pay Mr. Sankaran $112,500, may pay Mr. Sankaran a discretionary bonus of up to $37,500, and agreed that Mr. Sankaran need not repay any relocation costs.   The full text of the Agreement is attached as Exhibit 99.2 of this Form 8-K.

Item 5.02.    Departure of Directors or Principal Officers/Election of Directors/Appointment of Principal Officers

On June 14, 2006, Mr. Sankaran notified the Company that he is resigning as Chief Financial Officer effective August 31, 2006.  Mr. Sankaran will remain the Company’s Chief Financial Officer until that date.  A copy of the press release announcing Mr. Sankaran’s resignation is attached as Exhibit 99.1 of this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release Dated June 14, 2006

	99.2	Employment Transition and Separation Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCELRYS, INC.

By:	/s/ David Sankaran
David Sankaran
Senior Vice President and Chief Financial Officer

Date:  June 14, 2006